EXHIBIT 23 (a)

Independent Auditors’ Consent

Board of Directors

OXIS International, Inc.

Portland OR

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we consent to the incorporation of our audit report dated March 14, 2003, on the financial statements of OXIS International, Inc. as of December 31, 2002 included in this Form 10-KSB, and into the Company’s previously filed Registration Statement, File No. 333-54600.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

March 26, 2003